
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements
</LEGEND>
<CIK> 0000857264
<NAME> KRUPP GOVERNMENT INCOME TRUST

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                      18,991,047
<SECURITIES>                               211,070,121<F1>
<RECEIVABLES>                                1,606,936
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                            10,658,726<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             242,326,830
<CURRENT-LIABILITIES>                        6,910,347<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   234,769,786
<OTHER-SE>                                     646,697<F4>
<TOTAL-LIABILITY-AND-EQUITY>               242,326,830
<SALES>                                              0
<TOTAL-REVENUES>                            12,314,943<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,971,990<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              9,342,953
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          9,342,953
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 9,342,953
<EPS-PRIMARY>                                      .62
<EPS-DILUTED>                                      .62

<F1>Includes Participating Insured Mortgage Investments ("PIMIs") (insured mortgages of $114,757,175 and Additional Loans of $20,749,108), Participating Insured Mortgages ("PIMs") of $48,562,091 and Mortgage-Backed Securities ("MBS") of $27,001,747
<F2>Includes prepaid acquisition fees and expenses of $13,473,359 net of accumulated amortization of $5,801,083 and prepaid participating servicing of $4,491,005 net of accumulated amortization of $1,504,555
<F3>Includes deferred income on Additional Loans of $6,889,487
<F4>Unrealized gain on MBS
<F5>Represents interest income on investments in mortgages and cash
<F6>Includes $1,218,453 of amortization for prepaid fees and expenses

